Exhibit 99.1

Company Contact:	Media Contact:	Investor Contact:

Craig Johnson	Patricia Garrison	Rhonda Chiger
TorreyPines Therapeutics, Inc.	Rx Communications	Rx Communications
858-623-5665, x158	917-322-2567	917-322-2569
cjohnson@torreypinestherapeutics.com	pgarrison@RxIR.com	rchiger@RxIR.com

TorreyPines Therapeutics Reports First Quarter 2007 Results

LA JOLLA, CA, May 14, 2007 – TorreyPines Therapeutics, Inc. (Nasdaq: TPTX) today announced financial results for the first quarter ended March 31, 2007.  For the three-month period, the Company posted revenue of $2.5 million and a net loss of $3.3 million.  Cash and cash equivalents totaled $52.5 million at March 31, 2007.

“These results are in line with our expectations and reflect our continued progress in advancing our pipeline of novel small molecule product candidates  in the clinic,” said Neil Kurtz, M.D., President and Chief Executive Officer of TorreyPines.  “During this past quarter, we initiated additional clinical trials for both NGX426, an oral therapy in development for chronic pain, and NGX267, which is being evaluated for cognitive impairment associated with schizophrenia.  We also extended our small molecule collaboration agreement with Eisai, furthering our long-standing relationship with one of the leading companies in Alzheimer’s disease research and treatment.”

Highlights of the Quarter:

•                  Extended an exclusive collaboration agreement with Eisai Co., Ltd. for an additional year.  The goal of this collaboration is to discover novel, small molecule compounds designed to delay the onset or slow the progression of Alzheimer’s disease. In a separate series of agreements, dating back to 2001, Eisai and TorreyPines are collaborating in a genetics program to discover Alzheimer’s disease targets using whole-genome family-based association screening.

•                  Initiated a second Phase I clinical trial of NGX426, a novel product candidate intended to treat chronic pain conditions such as migraine and neuropathic pain.  NGX426 is an oral prodrug of TorreyPines’ lead product candidate, tezampanel.  The primary objective of this clinical trial is to determine the maximum safe and well-tolerated single dose of orally-administered NGX426 in healthy adults.  In a previous Phase I clinical trial, completed in November 2006, NGX426 was well tolerated in healthy adults at single doses up to 30 mg and pharmacokinetic analyses confirmed that it was rapidly converted to tezampanel.  NGX426 potentially broadens TorreyPines’ portfolio in the chronic pain area by providing an additional route of administration to potentially address the varied and unmet needs of chronic pain sufferers.

•                  Initiated a Phase I multiple dose clinical trial of NGX267, a selective muscarinic (M1) receptor agonist, for the potential treatment of cognitive impairment associated with schizophrenia.  This clinical trial will evaluate multiple doses of 10, 20, 30 and 35 mg in healthy males.  The highest planned dose represents the maximum tolerated single dose of NGX267 from an earlier Phase I clinical trial.  Assuming favorable results in this trial, TorreyPines plans to initiate a Phase II clinical trial of NGX267 in the second half of 2007.

Financial Results

TorreyPines merged with Axonyx Inc. on October 3, 2006. The Company’s financial statements reflect the historical results of TorreyPines prior to the merger and that of the combined company following the merger, and do not include the historical results of Axonyx Inc. prior to the completion of the merger.

Revenue for the three month period ended March 31, 2007 was $2.5 million compared to revenue of $2.5 million for the same period in 2006.  Operating expenses for the quarter ended March 31, 2007 were $6.6 million, with $5.2 million attributable to research and development.  This compares to operating expenses of $6.3 million and research and development expenses of $5.7 million for the same period last year.  The Company reported a net loss for the quarter ended March 31, 2007 of $3.3 million compared to a net loss of $3.8 million for the previous year.

About TorreyPines Therapeutics, Inc.

TorreyPines Therapeutics is a clinical stage biopharmaceutical company committed to the discovery, development and commercialization of novel small molecules to treat diseases and disorders of the central nervous system (CNS).  Led by an accomplished management team, TorreyPines is leveraging novel product candidates and technologies to potentially deliver new CNS therapies for chronic pain, including migraine and neuropathic pain, and cognitive disorders, including cognitive impairment associated with schizophrenia and Alzheimer’s disease.  TorreyPines’ common stock is traded on The Nasdaq Global Market under the symbol “TPTX.” For detailed company information, including copies of this and other press releases, please visit TorreyPines’ website at www.torreypinestherapeutics.com.

This press release contains forward-looking statements or predictions. Such forward-looking statements include, but are not limited to, statements regarding the anticipated timing for reporting clinical trial results for NGX267, the potential for NGX426 as treatments for migraine and other chronic pain indications, and the potential for NGX267 to treat the symptoms of cognitive impairment associated with schizophrenia. Such statements are subject to numerous known and unknown risks, uncertainties and other factors, which may cause TorreyPines’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements, including whether any preclinical studies or clinical trials, either ongoing or conducted in the future, will prove successful, and if successful, whether the results can be replicated; whether safety and efficacy profiles of any of its drug candidates will be established, or if established, will remain the same, be better or worse in future clinical trials, if any; whether pre-clinical results will be substantiated by ongoing or future clinical trials, if any, or whether any of its drug candidates will be able to improve the signs or symptoms of their respective clinical indication; whether any of its drug candidates will support a filing for marketing approval, will be approved by the regulatory authorities, or if approved, will prove competitive in the market; or whether the necessary financing to support the company’s drug development programs will be available. In particular there is no guarantee that clinical trials of any of the company’s product candidates will be completed on schedule or that results of these clinical trials will be reported within the anticipated timeframe, that NGX426 will successfully treat migraine and/or other chronic pain indications, that NGX267 will successfully treat the symptoms of cognitive impairment associated with schizophrenia, or that TorreyPines will be able to complete the necessary development work and receive regulatory approval for tezampanel, NGX426 or NGX267.  These and other risks which may cause results to differ are described in greater detail in the “Risk Factors” section of TorreyPines’ annual report on Form 10-K for the year ended December 31,2006 and TorreyPines other SEC reports. The forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.

(Tables Follow)

TorreyPines Therapeutics, Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$52,542,835	$55,382,962
Other current assets	1,916,349	581,491
Total current assets	54,459,184	55,964,453
Long-term assets	7,086,341	7,470,418

Total assets	$61,545,525	$63,434,871

Liabilities and stockholders’ equity
Current liabilities	10,987,255	12,270,091
Debt and other long-term liabilities	3,591,360	4,412,473
Deferred revenue	5,483,333	2,183,333
Total liabilities	20,061,948	18,865,897

Total stockholders’ equity	41,483,577	44,568,974

Total liabilities and stockholders’ equity	$61,545,525	$63,434,871

TorreyPines Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,
	2007	2006

Revenue	2,462,500	2,462,500

Operating expenses
Research and development	5,177,401	5,659,000
General and administrative	1,394,496	672,261
Total operating expenses	6,571,897	6,331,261

Loss from operations	(4,109,397)	(3,868,761)

Other income (expense)
Interest income	607,754	223,359
Interest expense	(237,415)	(157,484)
Other income (expense), net	458,219	2,584
Total other income (expense)	828,558	68,459

Net loss	(3,280,839)	(3,800,302)

Dividends and accretion to redemption value of redeemable convertible preferred stock	—	(1,147,737)

Net loss attributable to common stockholders	$(3,280,839)	$(4,948,039)

Basic and diluted net loss per share attributable to common stockholders*	$(0.21)	$(9.24)

Weighted average shares used in the computation of basic and diluted net loss per share attributable to common stockholders*	15,688,079	535,581

*Basic and diluted net loss per share attributable to common stockholders and weighted average shares outstanding were impacted by the conversion of preferred stock and issuance of common stock in connection with the Axonyx merger.